Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the use in this Registration Statement on Form F-1 of our report dated March 31, 2025 relating to the consolidated financial statements of Pomdoctor Limited as of December 31, 2023 and 2024 and for the years ended December 31, 2023 and 2024 appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

June 17, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com